Exhibit 32.2

CERTIFICATIONS OF THE INTERIM CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by ARTISTdirect, Inc. (the “Registrant”) of its Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007 (the “Quarterly Report”) with the Securities and Exchange Commission, I, Neil McCarthy, Interim Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2007	By:	/s/ NEIL MCCARTHY
Neil McCarthy
Interim Chief Financial Officer
(Principal Financial Officer)